Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2000, relating to the financial statements, which appears in Covenant Transport, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Knoxville, Tennessee
November 16, 2000